UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

St. Jude Medical, Inc. 2006 Stock Plan

On May 10, 2006, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders adopted the St. Jude Medical, Inc. 2006 Stock Plan (the “2006 Stock Plan”), effective as of February 24, 2006.

The purpose of the 2006 Stock Plan is to enable the Company and its subsidiaries to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in the Company. The 2006 Stock Plan, which is administered by the Company’s Compensation Committee, authorizes the grant of stock options and stock appreciation rights to officers and other key employees, directors and consultants of the Company and the Company’s affiliates. An aggregate of 5,000,000 shares of the Company’s common stock is authorized for issuance under the 2006 Stock Plan, subject to adjustments as set forth in the 2006 Stock Plan. In addition, certain awards under the 2006 Stock Plan are subject to limitations, as set forth in the 2006 Stock Plan.

Under the 2006 Stock Plan, each non-employee director who, on or after May 1, 2006 is (1) elected, re-elected or serving an unexpired term as a director of the Company at any annual meeting of shareholders or (2) elected as a director of the Company at any special meeting of shareholders, will, as of the date of such annual or special meeting, automatically be granted a non-qualified stock option to purchase 5,600 shares of the Company’s common stock. Each non-employee director who is appointed as a director of the Company at any time other than at an annual or special meeting of the Company’s shareholders will automatically be granted a non-qualified stock option to purchase a pro rata number of the 5,600 shares of common stock, calculated in accordance with the provisions of the 2006 Stock Plan.

The Board of Directors may amend, alter or discontinue the 2006 Stock Plan at any time. However, shareholder approval must be obtained for certain amendments to the 2006 Stock Plan, as set forth in the 2006 Stock Plan. The 2006 Stock Plan terminates on February 23, 2016.

This summary of the 2006 Stock Plan is qualified in its entirety by reference to the full text of the 2006 Stock Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the 2006 Stock Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 30, 2006.

Option Grants to Non-Employee Directors

On May 10, 2006, each of the following non-employee directors of the Company received an automatic grant of a non-qualified stock option to purchase 5,600 shares of the Company’s common stock: John W. Brown, Richard R. Devenuti, Stuart M. Essig, Thomas H. Garrett III, Michael A. Rocca, David A. Thompson, Stefan K. Widensohler and Wendy L. Yarno. Such grants were made pursuant to the 2006 Stock Plan. The form of Non-Qualified Stock Option Agreement for Non-Employee Directors (the “Stock Option Agreement”) used in connection with grants to non-employee directors under the 2006 Stock Plan, including the grants to the directors listed above, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Each option granted to the non-employee directors has a term of eight years and is subject to the termination provisions set forth in the Stock Option Agreement. The options become fully exercisable beginning six months after the date the option is granted; provided, however, that from and after a change of control, the options become immediately exercisable in full. Upon termination of a director’s service as a director of the Company, the unvested portion of any stock options then held by such director will not thereafter be exercisable.

This summary of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits:

10.1	St. Jude Medical, Inc. 2006 Stock Plan

10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the St. Jude Medical, Inc. 2006 Stock Plan

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date:	May 12, 2006	By:	/s/ Kevin T. O’Malley
Kevin T. O’Malley
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	St. Jude Medical, Inc. 2006 Stock Plan

10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the St. Jude Medical, Inc. 2006 Stock Plan